    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 29, 1994.

                                                       REGISTRATION NO. 33-
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                           FLORIDA POWER CORPORATION

             (Exact name of registrant as specified in its charter)

                   FLORIDA                                      59-0247770
           (State of Incorporation)                (I.R.S. Employer Identification No.)

                             3201 34TH STREET SOUTH
                         ST. PETERSBURG, FLORIDA 33711
                        TELEPHONE NUMBER (813) 866-5151
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 DAVID R. KUZMA
                          VICE PRESIDENT AND TREASURER
                           FLORIDA POWER CORPORATION
                             3201 34TH STREET SOUTH
                         ST. PETERSBURG, FLORIDA 33711
                                 (813) 866-4553
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of the Registration Statement.
                             ---------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
                             ---------------------

                        CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------
                                                      PROPOSED        PROPOSED
                                     AMOUNT           MAXIMUM         MAXIMUM        AMOUNT OF
    TITLE OF EACH CLASS OF            TO BE        OFFERING PRICE    AGGREGATE      REGISTRATION
  SECURITIES TO BE REGISTERED      REGISTERED*       PER UNIT**   OFFERING PRICE**       FEE
- --------------------------------------------------------------------------------------------------
First Mortgage Bonds...........    $250,000,000         100%        $250,000,000      $86,208
- --------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------

 * Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus contained herein relates to an aggregate of $370,000,000 First Mortgage
   Bonds, consisting of the $250,000,000 being registered hereby and
   $120,000,000 that are as yet unissued but that were registered under the Company's Registration Statement on Form S-3 (No. 33-62210) that was filed with the Commission on May 6, 1993.
** Estimated solely for the purpose of calculating the registration fee.
                             ---------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

  INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.



                  SUBJECT TO COMPLETION, DATED AUGUST 29, 1994

PROSPECTUS
- ----------

                                  $370,000,000

                           FLORIDA POWER CORPORATION
                              FIRST MORTGAGE BONDS

                             ---------------------

     Florida Power Corporation (the "Company") intends to offer from time to time up to $370,000,000 aggregate principal amount of its First Mortgage Bonds (the "New Bonds") in one or more series on terms to be determined at the time or times of sale.

     The title, aggregate principal amount, purchase price, maturity, interest rate and time of payment, redemption and/or sinking fund provisions, if any, and other specific terms of each series of the New Bonds, in respect of which this Prospectus is being delivered, are set forth in the accompanying Prospectus Supplement. See also "Description of New Bonds and Mortgage" herein. This Prospectus may not be used to consummate sales of New Bonds unless accompanied by a Prospectus Supplement.

                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
    PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
     REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

     The Company may sell the New Bonds on a negotiated or competitive bid basis through one or more underwriters, dealers or agents, or directly to one or a limited number of purchasers. The names of the underwriters, dealers or agents, if any, the initial public offering price, any applicable discounts or commissions and the proceeds to the Company with respect to the New Bonds for which this Prospectus is being delivered are set forth in the accompanying Prospectus Supplement. See "Plan of Distribution" herein.

                             ---------------------

               The date of this Prospectus is            , 199 .

                             AVAILABLE INFORMATION

     The Company and its parent, Florida Progress Corporation, are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Reports, proxy statements and other information filed by the Company and its parent can be inspected and copied at the SEC's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549, and the following Regional Offices of the SEC: 7 World Trade Center, Suite 1300, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of such material can be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports, proxy material and other information concerning the Company's parent may be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005, and at The Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104.

     This Prospectus constitutes a part of a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") filed by the Company with the SEC under the Securities Act of 1933, as amended. This Prospectus does not contain all of the information included in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Reference is made to the Registration Statement for further information with respect to the Company and the New Bonds offered hereby.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents heretofore filed by the Company with the SEC (File No. 1-3274), as amended, are incorporated herein by reference:

          1. Annual Report on Form 10-K for the year ended December 31, 1993, as filed with the SEC on March 25, 1994.

          2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994 and June 30, 1994, as filed with the SEC on May 9, 1994 and August 5, 1994, respectively.

          3. Current Reports on Form 8-K dated January 17, 1994, April 21, 1994 and July 21, 1994, as filed with the SEC on January 26, 1994, April 21, 1994 and July 25, 1994, respectively.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the New Bonds offered hereby shall be deemed to be incorporated by reference in this Prospectus from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY AND ALL OF THE DOCUMENTS REFERRED TO ABOVE WHICH HAVE BEEN OR MAY BE INCORPORATED IN THIS PROSPECTUS BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO: FLORIDA PROGRESS CORPORATION, INVESTOR SERVICES DEPARTMENT, P. O. BOX 33042, ST. PETERSBURG, FLORIDA 33733, OR TELEPHONE (813) 824-6428 OR TOLL-FREE (800) 352-1121.

                                  THE COMPANY

     Florida Power Corporation, a wholly owned subsidiary of Florida Progress Corporation, was incorporated in Florida in 1899 and has its principal executive office at 3201 34th Street South, St. Petersburg, Florida 33711, telephone number (813) 866-5151. The Company is an operating public utility engaged in the production, transmission, distribution and sale of electricity primarily within the State of Florida. The Company's service area covers about 20,000 square miles in central and northern Florida and along the west coast of the state and includes St. Petersburg and Clearwater as well as the areas surrounding Walt Disney World, Orlando, Ocala and Tallahassee. During the twelve months ended June 30, 1994, the Company served an average of approximately 1,231,000 customers. As of June 30, 1994, the Company had a system generating capacity of 7,335 megawatts, and its energy sources (on a megawatt hour basis) for the twelve months ended June 30, 1994 were approximately 42.6% coal, 20.9% oil, 0.5% gas, 16.6% nuclear and 19.4% purchased power.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the Company's ratio of earnings to fixed charges for the periods indicated:


12 MONTHS ENDED         YEAR ENDED DECEMBER 31,
 JUNE 30, 1994      --------------------------------
  (UNAUDITED)       1993   1992   1991   1990   1989
- ---------------     ----   ----   ----   ----   ----
      3.92          3.83   3.84   3.87   3.89   3.79


     For purposes of computing the ratio of earnings to fixed charges, earnings consists of net income plus income taxes and fixed charges. Fixed charges represent gross interest expense including amortization of debt expense, discount or premium.

                                USE OF PROCEEDS

     Except as may otherwise be set forth in the accompanying Prospectus Supplement, the net proceeds from the sale of the New Bonds offered hereby will be used for the repayment of commercial paper and for general corporate purposes.

                     DESCRIPTION OF NEW BONDS AND MORTGAGE

     GENERAL. The New Bonds will be issued in one or more series under an Indenture, dated as of January 1, 1944, with First Chicago Trust Company of New York, as Trustee (the "Trustee"), as supplemented by supplemental indentures, including one or more supplemental indentures relating to the New Bonds (the Indenture as so supplemented being hereinafter referred to as the "Mortgage"). Copies of the original Indenture and certain supplemental indentures that amend the original Indenture are on file with the SEC as exhibits to the Registration Statement or as exhibits to other documents. The description of the New Bonds and brief summaries of certain Mortgage provisions that follow are qualified in their entirety by reference to the provisions of the Mortgage. Particular sections of the Mortgage that are relevant to the discussion are cited parenthetically.

     Any series of the New Bonds will not be limited in aggregate principal amount except as provided in the Mortgage. A Prospectus Supplement will describe the following terms relating to any particular series of New Bonds:
(i) the title of such New Bonds; (ii) the aggregate principal amount of such New Bonds; (iii) the date on which such New Bonds mature; (iv) the rate per annum at which such New Bonds will bear interest; (v) the dates on which interest on such New Bonds will be payable; (vi) the redemption and/or sinking fund provisions, if any, applicable to such New Bonds; and (vii) any other specific terms of such New Bonds.

     The Mortgage does not contain any covenants or other provisions that are specifically intended to afford holders of the New Bonds special protection in the event of a highly leveraged transaction. As of July 31, 1994, $886,040,000 of First Mortgage Bonds were outstanding under the Mortgage.

     FORM AND EXCHANGES. The New Bonds will be issuable only as fully registered bonds without coupons in denominations of $1,000 or any integral multiple thereof, and will be exchangeable for a like aggregate principal amount in other authorized denominations of the same series without charge (except for any governmental charge or tax). The New Bonds may be presented for transfer or exchange at the corporate trust office of the Trustee in New York, New York.

     MAINTENANCE FUND. The Mortgage provides that the amount expended for property additions will, at the end of each year, equal the aggregate of the minimum provision for depreciation, for each calendar year subsequent to December 31, 1943, and if at the end of any such year the Company has not expended such required amount, it will deposit with the Trustee the difference in cash. (Section 5.08). Certain credits are allowed against cash so required to be deposited. The minimum provision for depreciation shall mean an amount equal to (a) 15% of the gross operating revenues of the Company less the cost of electric energy purchased for resale, less (b) an amount equal to the aggregate of the charges to operating expense for maintenance; provided, however, that the minimum provision for depreciation for any period shall not exceed the maximum provision for depreciation, as defined, for the period. (Section 1.05). Cumulative expenditures for property additions exceeded the required provision for depreciation by approximately $4.6 billion as of December 31, 1993.

     SECURITY. The New Bonds will be secured by the lien of the Mortgage and will rank pari passu with all bonds outstanding thereunder. In the opinion of counsel for the Company, the Mortgage constitutes a first mortgage lien, subject only to permitted encumbrances and liens, on substantially all of the fixed properties owned by the Company except miscellaneous properties specifically excepted. After-acquired property is covered by the lien of the Mortgage, subject to existing liens at the time such property is acquired. (Section 2.01 and Preambles).

     ISSUANCE OF ADDITIONAL BONDS. Bonds may be issued under the Mortgage in a principal amount equal to (1) an amount not exceeding 60% of the bondable value of property additions, as defined (Section 4.03); (2) an additional aggregate principal amount not exceeding the aggregate principal amount of refundable prior lien bonds deposited with the Trustee (Section 4.04); (3) an additional aggregate principal amount not exceeding the aggregate principal amount of any bonds theretofore authenticated which have been canceled or delivered for cancellation (Section 4.05); and (4) an additional aggregate principal amount equal to the amount of cash deposited with the Trustee against the issuance of bonds (Section 4.06). As of December 31, 1993, the bondable value of property additions under clause (1) above was approximately $2.6 billion, permitting the issuance of approximately $1.6 billion of additional bonds. Cash deposited with the Trustee under clause (4) above may be withdrawn in an amount equal to the principal amount of each bond, if the Company would otherwise be entitled to have such bond authenticated under any of the provisions referred to in clauses
(1), (2) and (3) above, and may also be used for the purchase or redemption of bonds. (Section 4.06). Bonds may be authenticated pursuant to clauses (1) and
(4) above (and in certain cases pursuant to (2) and (3) above) only if net earnings for twelve successive months in the fifteen months immediately preceding the first day of the month in which application for additional bonds is made shall be at least two times the annual interest charges on the bonds and prior lien bonds outstanding and to be outstanding. (Section 4.08).

     RELEASE AND SUBSTITUTION OF PROPERTY. Subject to various limitations, property may be released from the lien of the Mortgage when sold or exchanged, upon the basis of (1) cash deposited with the Trustee, (2) purchase money obligations pledged with the Trustee, (3) property additions certified to the Trustee and acquired in exchange for the property released, or (4) the fair value to the Company of property and securities certified to the Trustee, less the principal amount of certain outstanding prior lien bonds. (Section 9.03). If all or substantially all of the mortgaged and pledged property constituting bondable property which at the time shall be subject to the lien of the Mortgage as a first lien shall be so released, whether pursuant to the request of the Company or by eminent domain, then the Company is required to redeem all the bonds of all series (including the New Bonds) and has covenanted to deposit with the Trustee sufficient cash for that purpose. (Section 8.08(b)). Any new property acquired to take the place of any property released shall be subjected to the lien of the Mortgage. (Section 9.11).

     RESTRICTION ON DIVIDENDS. The Mortgage provides that the Company will not pay any cash dividends upon its common stock, or make any other distribution to the holders thereof, except a payment or distribution out of net income of the Company subsequent to December 31, 1943. (Section 5.24).

     MODIFICATION OF MORTGAGE. The Mortgage may be modified with the consent of the holders of 75% in aggregate principal amount of bonds (including 75% in aggregate principal amount of each affected series), except no such modifications shall (1) extend the maturity of any bonds, or reduce the interest rate or extend the time of payment thereof, or reduce the principal amount thereof, without the express consent of the holder of each bond affected, (2) reduce the aforesaid percentage without the consent of the holders of all bonds outstanding, (3) permit the creation of a prior or equal lien on the pledged property, or (4) deprive any bond of the lien of the Mortgage. (Section 17.02).

     DEFAULT.  The following are defined as completed defaults in the Mortgage:
(1) default in the payment of principal on any of the bonds when due and payable; (2) default continued for 60 days in the payment of any interest on any of the bonds; (3) default in the payment of principal or interest upon any outstanding prior lien bonds continued beyond any applicable grace period; (4) certain acts of bankruptcy, insolvency or reorganization; and (5) default continued for 60 days after written notice to the Company by the Trustee in the observance or performance of any other covenant, agreement or condition contained in the Mortgage or in any of the bonds. (Section 10.01). The Company is required by the Mortgage to report annually to the Trustee as to the absence of default and compliance with the provisions of the Mortgage. (Section 5.23).

     The holders of a majority in principal amount of the bonds outstanding have the right to direct the time, method and place of conducting any proceedings for any remedy available to, or conferred by the Mortgage upon, the Trustee; provided, however, that the Trustee may, if it determines in good faith that such direction would involve the Trustee in personal liability or be unjustly prejudicial to the rights of the non-assenting bondholders, decline to follow such direction. (Section 10.06).

     CONCERNING THE TRUSTEE. A banking affiliate of the Trustee is one of a number of banks with which the Company and Progress Capital Holdings, Inc. ("PCH"), a subsidiary of Florida Progress Corporation, maintain ordinary banking relationships and from which the Company and PCH have obtained credit facilities and lines of credit. The Trustee also acts as issuing and paying agent in respect of the private placement of PCH's medium-term notes. An affiliate of the Trustee may from time to time provide certain investment banking and securities underwriting services to the Company and its affiliates.

                              PLAN OF DISTRIBUTION

     The Company may sell the New Bonds in one or more series in any of the following ways: (i) in a negotiated sale; (ii) pursuant to competitive bidding;
(iii) through one or more underwriters or dealers; (iv) directly to one or a limited number of purchasers; (v) through one or more agents; or (vi) through any combination of the above. The terms of any offering of New Bonds, including the proceeds to the Company, any underwriting discounts or commissions and other items constituting underwriters' compensation, the initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers, will be set forth in the Prospectus Supplement relating to such offering. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If an underwriter or underwriters are involved in the sale of any New Bonds, the Company will execute an underwriting agreement with such underwriters at the time of sale, and the name of each underwriter, the principal amount of New Bonds to be purchased by it and the other terms and conditions of the transaction will be set forth in the Prospectus Supplement relating to such sale. The New Bonds will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale. Unless otherwise indicated in the Prospectus Supplement, the underwriting agreement will provide that the underwriters are obligated to purchase all of the New Bonds offered in the Prospectus Supplement if any are purchased.

     If a dealer is used in the sale of any New Bonds, the Company will sell such New Bonds to the dealer as principal. The dealer may then resell such New Bonds to the public at varying prices to be determined by such dealer at the time of resale.

     If any New Bonds are sold through an agent or agents designated by the Company from time to time, the Prospectus Supplement will name any such agent, set forth any commissions payable by the Company to any such agent and the obligations of such agent with respect to the New Bonds. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     In connection with the sale of the New Bonds, any underwriters, dealers or agents may receive compensation from the Company or from purchasers in the form of concessions or commissions. The underwriters will be, and any agents and any dealers participating in the distribution of the New Bonds may be, deemed to be underwriters within the meaning of the Securities Act of 1933. The Company will agree to indemnify any such underwriters, dealers or agents against certain liabilities, including liabilities under the Securities Act of 1933.

                                 LEGAL MATTERS

     Certain matters relating to the legality of the New Bonds will be passed upon for the Company by Kenneth E. Armstrong, Esq., Vice President, General Counsel and Secretary of Florida Progress Corporation, acting as counsel for the Company, and for the underwriters, agents or purchasers by Jones, Day, Reavis & Pogue, Chicago, Illinois, except that matters of Florida law will be passed upon only by Kenneth E. Armstrong, Esq.

                                    EXPERTS

     The financial statements and schedules included in the Company's Annual Report on Form 10-K for the year ended December 31, 1993, incorporated herein by reference, have been audited by KPMG Peat Marwick, independent certified public accountants, to the extent and for the periods indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon their report given on the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick covering the December 31, 1993 financial statements refers to a change in the methods of accounting for income taxes and postretirement benefits other than pensions.

     The statements made herein and in the documents incorporated herein by reference that relate to matters of law or express legal conclusions are made on the authority of Kenneth E. Armstrong, Esq., Vice President, General Counsel and Secretary of Florida Progress Corporation, as an expert, and are included herein upon the authority of such counsel.

- ------------------------------------------------------
- ------------------------------------------------------
  NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED BY THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT OR THAT THE INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SINCE SUCH DATE.
                             ---------------------
                               TABLE OF CONTENTS

                                         PAGE
                                         ----

Available Information..................     2
Incorporation of Certain Documents by
  Reference............................     2
The Company............................     3
Ratio of Earnings to Fixed Charges.....     3
Use of Proceeds........................     3
Description of New Bonds and
  Mortgage.............................     3
Plan of Distribution...................     5
Legal Matters..........................     6
Experts................................     6


- ------------------------------------------------------
- ------------------------------------------------------

- ------------------------------------------------------
- ------------------------------------------------------
                                 $370,000,000

                                    [LOGO]

                                   FLORIDA
                                    POWER
                                 CORPORATION

                              FIRST MORTGAGE BONDS
                           -------------------------
                                   PROSPECTUS
                           -------------------------
                                           , 199
- ------------------------------------------------------
- ------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        Florida Documentary Stamp Tax....................................  $  875,000*
        Florida Intangible Tax...........................................      78,749*
        Rating Agency Fees...............................................     152,500*
        Printing and Engraving...........................................      35,000*
        SEC Registration Fee.............................................      86,208
        Trustees Fees....................................................      10,000*
        Accounting Fees and Expenses.....................................      20,000*
        Legal Fees and Blue Sky Expenses.................................      15,000*
        Miscellaneous....................................................      12,543*
                                                                           ----------
                  Total..................................................  $1,285,000*
                                                                            =========

- ---------------

* Estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Florida Business Corporation Act, as amended (the "Florida Act"), provides that, in general, a business corporation may indemnify any person who is or was a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his or her conduct was unlawful. In the case of proceedings by or in the right of the corporation, the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he or she is or was a director or officer of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that no indemnification shall be made in respect of any claim as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that any officers or directors are successful on the merits or otherwise in the defense of any of the proceedings described above, the Florida Act provides that the corporation is required to indemnify such officers or directors against expenses actually and reasonably incurred in connection therewith. However, the Florida Act further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe it was unlawful; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation's articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.
Article XI of the Company's By-laws provides that the Company shall indemnify any director, officer or employee or any former director, officer or employee to the full extent permitted by law.

     The underwriters, if any, will also agree to indemnify the directors and officers of the Company against certain liabilities as set forth in Paragraph 7 of the Underwriting Agreement (see Exhibit 1).

     The Company has purchased insurance with respect to, among other things, the liabilities that may arise under the statutory provisions referred to above. The directors and officers of the Company also are insured against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities and against which they are not indemnified by the Company.

ITEM 16. EXHIBITS.

 1        -- Form of Underwriting Agreement.
 4.(a)*   -- Indenture, dated as of January 1, 1944 (the "Indenture"), between the Company and
             Guaranty Trust Company of New York and The Florida National Bank of Jacksonville,
             as Trustees. (Filed as Exhibit B-18 to the Company's Registration Statement on
             Form A-2 (No. 2-5293) filed with the SEC on January 24, 1944.)
 4.(b)*   -- Seventh Supplemental Indenture, dated as of July 1, 1956, between the Company and
             Guaranty Trust Company of New York and The Florida National Bank of Jacksonville,
             as Trustees, with reference to the modification and amendment of the Indenture.
             (Filed as Exhibit 4(b) to the Company's Registration Statement on Form S-3 (No.
             33-16788) filed with the SEC on September 27, 1991.)
 4.(c)*   -- Eighth Supplemental Indenture, dated as of July 1, 1958, between the Company and
             Guaranty Trust Company of New York and The Florida National Bank of Jacksonville,
             as Trustees, with reference to the modification and amendment of the Indenture.
             (Filed as Exhibit 4(c) to the Company's Registration Statement on Form S-3 (No.
             33-16788) filed with the SEC on September 27, 1991.)
 4.(d)*   -- Sixteenth Supplemental Indenture, dated as of February 1, 1970, between the
             Company and Morgan Guaranty Trust Company of New York and The Florida National
             Bank of Jacksonville, as Trustees, with reference to the modification and amendment of the Indenture. (Filed as Exhibit 4(d) to the Company's Registration
             Statement on Form S-3 (No. 33-16788) filed with the SEC on September 27, 1991.)
 4.(e)*   -- Twenty-Ninth Supplemental Indenture dated as of September 1, 1982, between the
             Company and Morgan Guaranty Trust Company of New York and Florida National Bank,
             as Trustees, with reference to modification and amendment of the Indenture. (Filed as Exhibit 4(c) to the Company's Registration Statement on Form S-3 (No. 2-79382)
             filed with the SEC on September 17, 1982.)
 4.(f)    -- Thirty-Eighth Supplemental Indenture dated as of July 25, 1994, between the
             Company and First Chicago Trust Company of New York, as successor Trustee, Morgan
             Guaranty Trust Company of New York, as resigning Trustee, and First Union National
             Bank of Florida, as resigning Co-Trustee, with reference to confirmation of First
             Chicago Trust Company of New York as successor Trustee under the Indenture.
 4.(g)    -- Form of Supplemental Indenture between the Company and First Chicago Trust Company of New York, as Trustee, with reference to the New Bonds.
 5        -- Opinion of Kenneth E. Armstrong, Esq. regarding the legality of the New Bonds to be issued.
12        -- Statement regarding computation of ratio of earnings to fixed charges.
24.(a)    -- Consent of KPMG Peat Marwick, independent certified public accountants.
24.(b)    -- Consent of Kenneth E. Armstrong, Esq. is contained in his opinion filed as Exhibit
             5.
25        -- Powers of Attorney are included on the signature page of this Registration
             Statement.
26        -- Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of
             First Chicago Trust Company of New York.
27*       -- Form of Invitation for Competitive Bids. (Filed as Exhibit 27 to the Company's
             Registration Statement on Form S-3 (No. 33-57370) filed with the SEC on January
             26, 1993.)

- ---------------

* Incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to use its best efforts to distribute prior to the opening of bids, to prospective bidders, underwriters and dealers, a reasonable number of copies of a prospectus which at that time meets the requirements of Section 10(a) of the Securities Act of 1933, and relating to the securities offered at competitive bidding, as contained in the registration statement, together with any supplements thereto.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on the 29th day of August, 1994.

                                          FLORIDA POWER CORPORATION

                                          By:     /s/  Allen J. Keesler, Jr.
                                         --------------------------------------
                                             Allen J. Keesler, Jr., President
                                               and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors of Florida Power Corporation (the "Company"), a Florida corporation, for himself or herself and not for one another, does hereby constitute and appoint KENNETH E. ARMSTRONG, DAVID R. KUZMA, JEFFREY R. HEINICKA and DOUGLAS
E. WENTZ, and each of them, a true and lawful attorney in his or her name, place and stead, in any and all capacities, to sign his or her name to any and all amendments, including post-effective amendments, to this registration statement with respect to the proposed issuance, sale and delivery by the Company of its First Mortgage Bonds, and to cause the same to be filed with the Securities and Exchange Commission, granting unto said attorneys and each of them full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and each of the undersigned for himself or herself hereby ratifies and confirms all that said attorneys or any one of them shall lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                         SIGNATURE                              TITLE                  DATE
       ---------------------------------------------  -------------------------  -----------------
(i)             /s/  ALLEN J. KEESLER, JR.                President, Chief         August 29, 1994
       ---------------------------------------------    Executive Officer and
                  Allen J. Keesler, Jr.                       Director
               Principal Executive Officer

(ii)             /s/  JEFFREY R. HEINICKA               Senior Vice President      August 29, 1994
       ---------------------------------------------     and Chief Financial
                   Jeffrey R. Heinicka                         Officer
               Principal Financial Officer

(iii)            /s/  JOHN SCARDINO, JR.                 Vice President and        August 29, 1994
       ---------------------------------------------         Controller
                   John Scardino, Jr.
               Principal Accounting Officer

(iv)  A majority of the Directors, including (i) above:

                SIGNATURE                              TITLE                  DATE
       ---------------------------------------------  -------------------------  -----------------
                /s/  JACK B. CRITCHFIELD                 Chairman of the Board        August 29, 1994
       ---------------------------------------------              Director
                  Jack B. Critchfield

                /s/   R. MARK BOSTICK                             Director            August 29, 1994
        --------------------------------------------
                   R. Mark Bostick

                /s/   RICHARD KORPAN                              Director            August 29, 1994
        --------------------------------------------
                    Richard Korpan

                /s/  FRANK C. LOGAN                               Director            August 29, 1994
        --------------------------------------------
                    Frank C. Logan

                /s/ CLARENCE V. McKEE                             Director            August 29, 1994
        --------------------------------------------
                  Clarence V. McKee

                /s/  JOAN D. RUFFIER                              Director            August 29, 1994
        -------------------------------------------
                     Joan D. Ruffier

                /s/  JEAN GILES WITTNER                           Director            August 29, 1994
        -------------------------------------------
                    Jean Giles Wittner


                                       EXHIBIT INDEX


Exhibit         Exhibit
Number          -------
- -----------


 1        -- Form of Underwriting Agreement.
 4.(a)*   -- Indenture, dated as of January 1, 1944 (the "Indenture"), between the Company and
             Guaranty Trust Company of New York and The Florida National Bank of Jacksonville,
             as Trustees. (Filed as Exhibit B-18 to the Company's Registration Statement on
             Form A-2 (No. 2-5293) filed with the SEC on January 24, 1944.)
 4.(b)*   -- Seventh Supplemental Indenture, dated as of July 1, 1956, between the Company and
             Guaranty Trust Company of New York and The Florida National Bank of Jacksonville,
             as Trustees, with reference to the modification and amendment of the Indenture.
             (Filed as Exhibit 4(b) to the Company's Registration Statement on Form S-3 (No.
             33-16788) filed with the SEC on September 27, 1991.)
 4.(c)*   -- Eighth Supplemental Indenture, dated as of July 1, 1958, between the Company and
             Guaranty Trust Company of New York and The Florida National Bank of Jacksonville,
             as Trustees, with reference to the modification and amendment of the Indenture.
             (Filed as Exhibit 4(c) to the Company's Registration Statement on Form S-3 (No.
             33-16788) filed with the SEC on September 27, 1991.)
 4.(d)*   -- Sixteenth Supplemental Indenture, dated as of February 1, 1970, between the
             Company and Morgan Guaranty Trust Company of New York and The Florida National
             Bank of Jacksonville, as Trustees, with reference to the modification and amendment of the Indenture. (Filed as Exhibit 4(d) to the Company's Registration
             Statement on Form S-3 (No. 33-16788) filed with the SEC on September 27, 1991.)
 4.(e)*   -- Twenty-Ninth Supplemental Indenture dated as of September 1, 1982, between the
             Company and Morgan Guaranty Trust Company of New York and Florida National Bank,
             as Trustees, with reference to modification and amendment of the Indenture. (Filed as Exhibit 4(c) to the Company's Registration Statement on Form S-3 (No. 2-79382)
             filed with the SEC on September 17, 1982.)
 4.(f)    -- Thirty-Eighth Supplemental Indenture dated as of July 25, 1994, between the
             Company and First Chicago Trust Company of New York, as successor Trustee, Morgan
             Guaranty Trust Company of New York, as resigning Trustee, and First Union National
             Bank of Florida, as resigning Co-Trustee, with reference to confirmation of First
             Chicago Trust Company of New York as successor Trustee under the Indenture.
 4.(g)    -- Form of Supplemental Indenture between the Company and First Chicago Trust Company of New York, as Trustee, with reference to the New Bonds.
 5        -- Opinion of Kenneth E. Armstrong, Esq. regarding the legality of the New Bonds to be issued.
12        -- Statement regarding computation of ratio of earnings to fixed charges.
24.(a)    -- Consent of KPMG Peat Marwick, independent certified public accountants.
24.(b)    -- Consent of Kenneth E. Armstrong, Esq. is contained in his opinion filed as Exhibit
             5.
25        -- Powers of Attorney are included on the signature page of this Registration
             Statement.
26        -- Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of
             First Chicago Trust Company of New York.
27*       -- Form of Invitation for Competitive Bids. (Filed as Exhibit 27 to the Company's
             Registration Statement on Form S-3 (No. 33-57370) filed with the SEC on January
             26, 1993.)

- ---------------

* Incorporated herein by reference.